UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 25, 2005 (November 22, 2005)
Date of Report (Date of earliest event reported)

COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8696	36-2664428
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

1960 Bronson Road, Fairfield, Connecticut	06824
(Address of principal executive offices)	(Zip Code)

(203) 255-6044
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2005, the Board of Directors of Competitive Technologies, Inc. (“CTT”) adopted a new Annual Incentive Plan (the “Plan”). The Plan is effective for the Company’s fiscal year beginning August 1, 2005, and replaces the prior incentive plan, which was terminated simultaneous with the adoption of the Plan. All employees, including senior management, are eligible to participate in the Plan. The Plan provides for incentive awards for participants in the form of cash based on CTT and/or the individual participant meeting specified financial performance metrics and individual goals and objectives.

The purpose of the Plan is to attract and retain employees of experience and ability by providing an incentive to those who contribute significantly to the successful and profitable operation of the business and affairs of CTT. The Plan will be administered by CTT’s Compensation Committee, which shall have the sole power to interpret the Plan and, subject to the Plan provisions, to prescribe, amend and rescind rules and regulations and make all other determinations necessary or desirable for the administration of the Plan. CTT’s Board of Directors has the right to suspend or terminate the Plan, in whole or in part, and may amend the Plan at any time or from time to time in such respects as the Board of Directors, in its sole discretion, may deem appropriate.

A copy of the Plan is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Competitive Technologies, Inc. Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

Date: November 25, 2005	By:	/s/ Michael D. Davidson

Name: Michael D. Davidson Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Competitive Technologies, Inc. Annual Incentive Plan.